Exhibit 99.1

Contact:

Provectus Biopharmaceuticals, Inc. Peter R. Culpepper, CFO, COO Phone: 866-594-5999 #30	Porter, LeVay & Rose, Inc. Marlon Nurse, DM, SVP – Investor Relations Phone: 212-564-4700 Bill Gordon – Media Relations Phone: 212-724-6312

FOR IMMEDIATE RELEASE

PROVECTUS BIOPHARMACEUTICALS’ DATA ON PV-10 AS INTRALESIONAL TREATMENT

OF MELANOMA PRESENTED AT 2015 AMERICAN SOCIETY OF CLINICAL ONCOLOGY

ANNUAL MEETING

KNOXVILLE, TN, June 1, 2015 — Provectus Biopharmaceuticals, Inc. (NYSE MKT: PVCT, http://www.pvct.com), a clinical-stage oncology and dermatology biopharmaceutical company (“Provectus” or the “Company”), announced today that Dr. Sanjiv Agarwala, chief of medical oncology and hematology at St. Luke’s Cancer Center in Bethlehem, Pennsylvania, and professor of medicine at Temple University School of Medicine in Philadelphia, presented data on PV-10 as an investigational intralesional treatment of melanoma at the 2015 American Society of Clinical Oncology’s Annual Meeting on May 31, 2015. A copy of the presentation can be found at: http://www.pvct.com/presentation/A_Changing_topography_IL_Rx_in_Melanoma.pdf

Dr. Agarwala chaired an education session titled “Locoregional Therapies in the Setting of Systemic Treatment Advances: What’s Next?” The session was part of the conference’s track: Melanoma/Skin Cancers; Developmental Therapeutics and Translational Research.

He identified the potential goals of intralesional treatment as local disease control (durable tumor shrinkage and symptom control and palliation), systemic effect (immune mediated), delay or prevention of systemic therapy and neoadjuvant potential. Next, the session covered the phase 3 trial results for TVEC, the phase 2 results for PV-10 as well as a review of the newly begun phase 3 trial for PV-10, a review of the phase 2 results for DNA IL-12, pIL-12 Monotherapy, and Coxsackievirus A21 (CVA21). Among the conclusions in the session, Dr. Agarwala stated that “several agents in development appear promising.”

About Provectus Biopharmaceuticals, Inc.

Provectus Biopharmaceuticals, Inc., specializes in developing oncology and dermatology therapies. PV-10, its novel investigational drug for cancer, is designed for injection into solid tumors (intralesional administration), thereby reducing potential for systemic side effects. Its oncology focus is on melanoma, breast cancer and cancers of the liver. The Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. PH-10, its topical investigational drug for dermatology, is undergoing clinical testing for psoriasis and atopic dermatitis. Provectus has completed phase 2 trials of PV-10 as a therapy for metastatic melanoma, and of PH-10 as a topical treatment for atopic dermatitis and psoriasis. Information about these and the Company’s other clinical trials, including its current phase 3 study in melanoma, can be found at the NIH registry, www.clinicaltrials.gov. For additional information about Provectus, please visit the Company’s website at www.pvct.com or contact Porter, LeVay & Rose, Inc.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date hereof, and we undertake no obligation to update such statements after this date.

Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014) and the following:

•	our determination, based on guidance from the FDA, whether to proceed with or without a partner with the fully enrolled phase 3 trial of PV-10 to treat locally advanced cutaneous melanoma and the costs associated with such a trial if it is necessary to complete (versus interim data alone);

•	our determination whether to license PV-10, our melanoma drug product candidate, and other solid tumors such as cancers of the liver, if such licensure is appropriate considering the timing and structure of such a license, or to commercialize PV-10 on our own to treat melanoma and other solid tumors such as cancers of the liver;

•	our ability to license our dermatology drug product candidate, PH-10, on the basis of our phase 2 atopic dermatitis and psoriasis results, which are in the process of being further developed in conjunction with mechanism of action studies; and

•	our ability to raise additional capital if we determine to commercialize PV-10 and/or PH-10 on our own, although our expectation is to be acquired by a prospective pharmaceutical or biotech concern prior to commercialization.

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